ROY W. ADAMS, JR.
                                 ATTORNEY AT LAW



1024 COUNTRY CLUB DRIVE                               TELEPHONE:  (925) 631-0222
SUITE 135                                              FACSIMILE: (925) 631-0999
MORAGA, CALIFORNIA 94556                              E-MAIL: royadams@value.net
                                                             rwadams@pacbell.net
                                December 20, 2000



Marketocracy Funds
881 Fremont Street, Suite B2
Los Altos, California 94024

Re:      MARKETOCRACY FUNDS:  FILE NOS. 333-82833 AND 811-09445
         ------------------------------------------------------


Gentlemen:

         I have acted as counsel to Marketocracy Funds, a Delaware business trust (the "Trust"), in connection with the Trust's Post-Effective Amendment Nos. 1, 2, and 3 to the Registration Statement on Form N-1A filed on October 13, 2000, December 8, 2000 and December 20, 2000, respectively, relating to the issuance by the Trust of an indefinite number shares of beneficial interest (the "Shares") by two additional series of the Trust: The ChangeWave Fund and The Technology Plus Fund (the "Funds").

         In connection with this opinion, I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to me as copies. I have based my opinion upon my review of the following records, documents and instruments:

         (a) the Trust's Declaration of Trust dated July 20, 1999 (the "Declaration of Trust") and amended June 2, 2000; the Trust's Certificate of Trust dated July 9, 1999 (as filed with the Delaware Secretary of State on July 10, 1999); the Trust's Certificate of Amendment of Certificate of Trust dated June 2, 2000 (as filed with the Delaware Secretary of State on June 20, 2000), as certified to me by an officer of the Trust as being true and complete and in effect on the date hereof;

         (b) the Bylaws of the Trust dated July 20, 1999 as amended June 2, 2000, certified to me by an officer of the Trust as being true and complete and in effect on the date hereof;

         (c) resolutions of the Board of Trustees at its meeting on November 10, 2000, authorizing the establishment of the Funds and the issuance of the Shares;

         (d)      the Post-Effective Amendments; and

         (e) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

         My opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. I am not licensed to practice law in the State of Delaware, and I have based my opinion below solely on my review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Laws Annotated (Aspen Law & Business, supp. 1998). I have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. I disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and I disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

         Based on the foregoing and my examination of such questions of law as I have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Post-Effective Amendments, and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, it is my opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Post-Effective Amendments and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without my prior written consent. I disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

         I hereby consent to (i) the reference to me as Legal Counsel in the Prospectus and Statement of Additional Information included in the Post-Effective Amendments, and (ii) the filing of this opinion as an exhibit to the Post-Effective Amendments.

                                                     Very truly yours

                                                     /s/ Roy W. Adams, Jr.
                                                     -------------------------
                                                     Roy W. Adams, Jr., Esq.